EXHIBIT 10.2

AMENDMENT TO THE FEBRUARY 2017 LOAN AGREEMENT

THIS AMENDMENT No. 2 dated as of November 26, 2018 (this “Agreement”) to the February 23, 2017 Loan Agreement (the “February 2017 Loan Agreement”) is entered into, by and between RenovaCare, Inc., a Nevada corporation (the “Borrower”), and Kalen Capital Corporation (“KCC”), a corporation organized under the laws of the Province of Alberta, Canada.

WHEREAS, pursuant to the Loan Agreement KCC agreed to loan the Company $395,000 at an annual interest rate of 7% per year, compounded quarterly (the “Loan”);

WHEREAS, the Loan was evidenced by a convertible promissory note in the principal amount of $395,000 (the “February 2017 Note”);

WHEREAS, the KCC’s loan to the Borrower remains outstanding as of the date hereof;

WHEREAS, Borrower and KCC desire to amend the February 2017 Loan Agreement to provide for conversion into securities being offered and sold by the Borrower to KCC pursuant to a Subscription Agreement between the Borrower and KCC of even date herewith (the “Subscription Agreement”);

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:

1. Definitions.

All capitalized but undefined terms used herein shall have the mean set forth in the February 2017 Loan Agreement.

2. Conversion into Units.

Borrower and KCC hereby agree that, notwithstanding any other conversion and/or registration rights that the Creditor may have (which rights will be extinguished upon exercise of the conversion option provided herein), the Creditor shall convert the $395,000 outstanding principal amount of the Loan into Units pursuant to the terms and conditions set forth in the Subscription Agreement. Any accrued and unpaid interest on the Loan will be evidenced by a 2-year promissory note bearing interest at the rate of 7%annudaly, compounded quarterly; such promissory note may be converted into shares of the Company’s common stock at a price of $2.00 per share and may be repaid by the Borrower at any time without penalty.

3. Amendment of the Promissory Note.

The Borrower will deliver an amendment to the Note so as to incorporate therein the provisions of Section 2 of this Agreement substantially in the form of Exhibit A hereto.

4. No Event of Default.

No Event of Default has occurred and is continuing or exists. For purposes hereof, Creditor has agreed to waive any Event of Default of the March 2015 Loan Agreement arising from Borrower’s failure to pay the principal and the interest due thereon as of November 26, 2018.

5. No Other Changes.

Other than as specifically set forth herein, the Loan Agreement remains in full force and effect.

6. Counterparts.

This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall constitute an original and all of which together shall constitute a single agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

RenovaCare, Inc.

By:	/s/ Thomas Bold
Name:	Thomas Bold
Title:	President

Kalen Capital Cororporation

By:	/s/ Harmel S. Rayat
Name:	Harmel S. Rayat
Title:	President

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EXHIBIT A

TO THE

AMENDMENT DATED NOVEMBER 26, 2018 TO THE FEBRUARY 2017 LOAN AGREEMENT

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AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

THIS AMENDMENT DATED NOVEMBER 26, 2018 TO THE CONVERTIBLE PROMISSORY NOTE (this “Amendment”) dated February 23, 2017, as amended on January 29, 2018 (collectively, the “Note”) , by RenovaCare, Inc. a Nevada corporation having its principal place of business at 9375 East Shea Blvd., Suite 107-A, Scottsdale, AZ 85260 (“Maker”) on behalf of Kalen Capital Corporation, an Alberta, Canada corporation having its principal place of business at The Kalen Capital Building, 7th Floor, 688 West Hastings St., Vancouver, BC V6B 1P1 (“Payee”) is dated November 26, 2018.

The Maker and Payee desire to amend the Note to provide an additional conversion option to Payee.

NOW, THEREFORE, FOR AND VALUABLE CONSIDERATION, the receipt and sufficiency is hereby acknowledged, Maker hereby agrees as follows:

1. Conversion into Securities of Maker. Payee, notwithstanding any other conversion and/or registration rights that the Creditor may have under this Note (which rights will be extinguished upon exercise of the conversion option provided herein), the Creditor shall convert the $395,000 outstanding principal amount of the Note into Units pursuant to the terms and conditions set forth in the Subscription Agreement between the Borrower and Creditor of even date herewith. Any accrued and unpaid interest on the Loan will be evidenced by a 2-year promissory note bearing interest at the rate of 7%annudaly, compounded quarterly; such promissory note may be converted into shares of the Company’s common stock at a price of $2.00 per share and may be repaid by the Borrower at any time without penalty.

2. Miscellaneous. This Amendment fully and completely expresses the agreement of the parties with respect to the Promissory Note and shall not be modified or amended except by written agreement executed by each of the parties hereto. Except as amended and/or modified by this Amendment, the Promissory Note is hereby ratified and confirmed and all other terms of the Promissory Note shall remain in full force and effect, unaltered and unchanged by this Amendment. Whether or not specifically amended by this Amendment, all of the terms and provisions of the Promissory Note are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

IN WITNESS WHEREOF, Maker, intending to be legally bound, has executed this Amendment to the Note as of November 26, 2018.

RenovaCare, Inc.

By:	/s/ Thomas Bold
Name:	Thomas Bold
Title:	President

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